                                                                    EXHIBIT 99.1
--------------------------------------------------------------------------------
[LITTELFUSE LOGO]              N E W S
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                               Littelfuse, Inc.
                               -------------------------------------------------
NEWS RELEASE                   800 East Northwest Highway  Des Plaines, IL 60016
                               -------------------------------------------------
                               (847) 824-1188  o  (847) 391-0894 - FAX #
                               -------------------------------------------------


CONTACT: PHIL FRANKLIN,
VICE PRESIDENT, OPERATIONS SUPPORT & CFO  (847) 391-0566



                  LITTELFUSE REPORTS THIRD QUARTER 2005 RESULTS

         DES PLAINES, ILLINOIS, NOVEMBER 2, 2005 - Littelfuse, Inc. (NASDAQ/NMS:LFUS) today reported sales and earnings for the third quarter of 2005.

Third Quarter 2005 Highlights:

         - Sales for the third quarter of 2005 were $131.0 million, a 4% decrease from sales of $135.9 million in the third quarter of 2004.

         - Diluted earnings per share were $0.28 for the third quarter of 2005, compared to earnings of $0.49 per diluted share for the third quarter of 2004.

         - Special items for the third quarter of 2005 included $1.6 million of restructuring charges related to downsizing the Ireland operation, a $1.0 million charge related to Delphi Corporation's bankruptcy filing and a $1.4 million gain on sale of the Company's 40% interest in a wafer fabrication facility in Swindon, England.

         - By geography, sales for the third quarter of 2005 were down 10% in the Americas, down 8% in Europe and up 8% in Asia compared to the third quarter of 2004.

         - By market, sales for the third quarter of 2005 were down 11% for electronics, up 9% for automotive and up 15% for electrical compared to the prior year period.

Third Quarter Operating Results

         The sales declines in the Americas and Europe were driven by lower electronic sales reflecting continued weakness in telecom end markets and additional third quarter 2004 sales related to the build-up in distribution inventory. The decline in Americas electronic sales was partially offset by sales increases in automotive and electrical reflecting new business wins and price realization in both the automotive aftermarket and electrical markets. The sales increase in Asia reflected strong performance in the electronic markets in Taiwan, Southeast Asia and Korea and in the automotive market in Korea.

         "Our third quarter sales and earnings performance, although below that of the prior year, showed sequential growth and was at the high end of our expected range," said Gordon Hunter, Chief Executive Officer.

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"We continue to make progress on our key initiatives including the Heinrich integration and new product programs and believe the business is well positioned for improved performance in the coming year."

         "Excluding special charges, operating margin for the third quarter improved sequentially to over 8%," said Phil Franklin, Chief Financial Officer. "This margin improvement was driven by operating leverage on higher sales and continued progress on cost reduction initiatives."

         The effective tax rate increased to 41% in the third quarter of 2005 compared to 35% in the previous two quarters. The tax rate for the third quarter was impacted by several factors including charges related to repatriation of foreign earnings from lower tax jurisdictions and limited tax shield from Ireland restructuring charges.

         Free cash flow (cash from operating activities minus net capital expenditures) of $10.1 million for the third quarter of 2005 was down from $16.3 million for the same period in 2004, but up from negative $4.8 million for the first half of 2005. "Because of our weak performance for the first half of the year, free cash flow for 2005 will be below that of recent years," said Franklin. "However, going forward, free cash flow should be more consistent with our historical performance."

Year to Date Highlights

         For the first three quarters of 2005, sales were $376.6 million, compared to sales of $376.1 million for the same period in 2004. Diluted earnings per share were $0.66 for the first three quarters of 2005, compared to earnings of $1.38 per diluted share for the prior year period.

Heinrich Minority Share Squeeze-out

         The Heinrich squeeze out has now been registered with the German courts and the Heinrich shares have been de-listed from the local German stock exchange. It is expected that Littelfuse will acquire the remaining 3% of Heinrich shares outstanding before the end of 2005.

Future Restructuring Charges

         Littelfuse also announced that it will be further downsizing its Ireland operation and outsourcing more of its varistor manufacturing to lower cost Asian subcontractors. This will result in future restructuring charges currently estimated at $2.5 million for the fourth quarter of 2005 and $2.1 million in 2006.

Conference Call Webcast Information

         Littelfuse will host a conference call today, Wednesday, November 2, 2005 at 11:00 a.m. Eastern/10:00 a.m. Central time to discuss the third quarter results. The call will be broadcast live over the Internet and can be accessed through the company's Web site: www.littelfuse.com. Listeners should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software. The call will be available for replay through December 31, 2005 and can be accessed through the Web site listed above.

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About Littelfuse

         As the worldwide leader in circuit protection products and solutions with annual sales of $500.2 million in 2004, the Littelfuse portfolio is backed by industry leading technical support, design and manufacturing expertise. Littelfuse products are vital components in virtually every product that uses electrical energy, including automobiles, computers, consumer electronics, handheld devices, industrial equipment, and telecom/datacom circuits. Littelfuse offers Teccor(R), Wickmann, Pudenz and Efen brand circuit protection products. In addition to its Des Plaines, Illinois, world headquarters, Littelfuse has research and manufacturing facilities in China, England, Germany, Ireland, Mexico, the Philippines and the United States. It also has sales, distribution and engineering facilities in Brazil, China, Germany, Hungary, the Netherlands, Japan, Korea, Taiwan, Hong Kong, Singapore and the U.S.

         For more information, please visit Littelfuse's web site at www.littelfuse.com


--------------------------------------------------------------------------------
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995.
Any forward looking statements contained herein involve risks and uncertainties, including, but not limited to, product demand and market acceptance risks, the effect of economic conditions, the impact of competitive products and pricing, product development and patent protection, commercialization and technological difficulties, capacity and supply constraints or difficulties, exchange rate fluctuations, actual purchases under agreements, the effect of the company's accounting policies, labor disputes, restructuring costs in excess of expectations and other risks which may be detailed in the company's Securities and Exchange Commission filings.
--------------------------------------------------------------------------------

                                     -more-


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Page 4

                                LITTELFUSE, INC.
                         SALES BY GEOGRAPHY AND MARKET*
                             (Dollars in millions)


                        THIRD QUARTER                       YEAR-TO-DATE
                 ----------------------------       ----------------------------
                  2005       2004    % CHANGE        2005       2004    % CHANGE
                 ------     ------   --------       ------     ------   --------
GEOGRAPHY
---------
Americas         $ 51.3     $ 57.1       -10%       $150.9     $166.0        -9%
Europe             31.9       34.6        -8%         98.3       86.4        14%
Asia Pacific       47.8       44.2         8%        127.4      123.7         3%
                 ------     ------   --------       ------     ------   --------
       TOTAL     $131.0     $135.9        -4%       $376.6     $376.1         0%
                 ======     ======   ========       ======     ======   ========

                        THIRD QUARTER                       YEAR-TO-DATE
                 ----------------------------       ----------------------------
                  2005       2004    % CHANGE        2005       2004    % CHANGE
                 ------     ------   --------       ------     ------   --------
MARKET
------
Electronics      $ 80.8     $ 90.9       -11%       $228.5     $249.6        -9%
Automotive         29.9       27.4         9%         91.0       84.9         7%
Electrical         20.3       17.6        15%         57.1       41.6        37%
                 ------     ------   --------       ------     ------   --------
       TOTAL     $131.0     $135.9        -4%       $376.6     $376.1         0%
                 ======     ======   ========       ======     ======   ========



* Certain prior year amounts have been reclassified to conform to the current year presentation.




                                     -more-


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Page 5

                                LITTELFUSE, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data, unaudited)

                                                              For the Three Months Ended         For the Nine Months Ended
                                                               OCT 1,            Oct 2,           OCT 1,            Oct 2,
                                                               ------            ------           ------            ------
                                                                2005              2004             2005              2004
                                                                ----              ----             ----              ----
Net sales ...........................................        $ 131,050         $ 135,926        $ 376,605         $ 376,103

Cost of sales .......................................           90,634            86,565          258,843           242,758
                                                             ---------         ---------        ---------         ---------

Gross profit ........................................           40,416            49,361          117,762           133,345

Selling, general and administrative expenses ........           26,982            26,181           79,531            70,296
Research and development expenses ...................            4,620             4,324           14,063            11,661
Amortization of intangibles .........................              496               480            1,590             1,289
                                                             ---------         ---------        ---------         ---------

Operating income ....................................            8,318            18,376           22,578            50,099

Interest expense ....................................              598               387            1,657             1,305
Other (income) expense ..............................           (2,989)              303           (3,221)             (158)
                                                             ---------         ---------        ---------         ---------

Income before minority interest .....................           10,709            17,686           24,142            48,952

Minority interest ...................................               25                75               27               135
Income taxes ........................................            4,358             6,361            9,093            17,617
                                                             ---------         ---------        ---------         ---------

Net income ..........................................        $   6,326         $  11,250        $  15,022         $  31,200
                                                             =========         =========        =========         =========

Net income per share:

   Basic ............................................        $    0.28         $    0.50        $    0.67         $    1.41
                                                             =========         =========        =========         =========
   Diluted ..........................................        $    0.28         $    0.49        $    0.66         $    1.38
                                                             =========         =========        =========         =========

Weighted average shares and equivalent
shares outstanding:
   Basic ............................................           22,441            22,350           22,449            22,189
                                                             =========         =========        =========         =========
   Diluted ..........................................           22,626            22,844           22,671            22,594
                                                             =========         =========        =========         =========



                                     -more-

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Page 6

                                LITTELFUSE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands, unaudited)


                                                   OCTOBER 1, 2005    January 1, 2005
                                                   ---------------    ---------------
ASSETS:
Cash and cash equivalents ........................     $ 34,333          $ 28,583
Receivables ......................................       83,375            77,726
Inventories ......................................       69,246            79,080
Deferred income taxes ............................       23,320            17,056
Other current assets .............................        7,830             6,804
                                                       --------          --------

Total current assets .............................      218,104           209,249

Property, plant, and equipment, net ..............      136,785           136,465
Intangible assets, net ...........................       17,085            19,052
Goodwill .........................................       55,135            55,249
Investments ......................................        5,479             4,886
Other assets .....................................          410               408
                                                       --------          --------

    Total assets .................................     $432,998          $425,309
                                                       ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY:

Current liabilities excluding current portion
  of long-term debt ..............................     $ 74,527          $ 82,196
Current portion of long-term debt ................       38,486            32,958
                                                       --------          --------

Total current liabilities ........................      113,013           115,154

Long-term debt ...................................        1,757             1,364
Deferred income taxes ............................       12,281             8,573
Accrued post-retirement benefits .................       17,111            20,417
Other long-term liabilities ......................        6,051             7,081
Minority interest ................................          928             2,636
Shareholders' equity .............................      281,857           270,084
                                                       --------          --------

  Total liabilities and shareholders' equity .....     $432,998          $425,309
                                                       ========          ========

Common shares issued and outstanding
  of 22,323,791 and 22,549,595,
  at October 1, 2005, and January 1, 2005, respectively




                                     -more-

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Page 7

                                LITTELFUSE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands, unaudited)

                                                            For the Three Months Ended         For the Nine Months Ended
                                                            --------------------------         -------------------------
                                                              OCT 1,           Oct 2,           OCT 1,           Oct 2,
                                                              ------           ------           ------           ------
                                                               2005             2004             2005             2004
                                                               ----             ----             ----             ----
Operating activities:
Net Income .............................................     $  6,326         $ 11,250         $ 15,022         $ 31,200
Adjustments to reconcile net income to net
      Cash provided by operating activities:
      Depreciation .....................................        7,547            5,828           21,699           17,644
      Amortization .....................................          496              480            1,590            1,289
Changes in operating assets and liabilities:
      Accounts receivable ..............................       (2,618)            (598)          (9,053)         (14,416)
      Inventories ......................................        1,894           (6,834)           6,845           (8,067)
      Accounts payable and accrued expenses ............          681            1,817           (8,553)           3,596
      Other, net .......................................          796           11,683             (218)          11,442
                                                             --------         --------         --------         --------
Net cash provided by operating activities ..............       15,122           23,626           27,332           42,688

Cash used in investing activities:
Purchases of property, plant and equipment .............       (4,979)          (7,343)         (21,943)         (16,394)
Acquisitions, net of cash acquired .....................         (398)          (2,512)          (1,417)         (35,319)
Sale of property, plant and equipment ..................            -            2,684                -            2,684
                                                             --------         --------         --------         --------
Net cash used in investing activities ..................       (5,377)          (7,171)         (23,360)         (49,029)

Cash provided by (used in) financing activities:
      Proceeds from long-term debt .....................       19,729              700           46,680           32,700
      Payments of long-term debt .......................      (23,901)         (19,603)         (40,114)         (22,650)
      Proceeds from repayment of notes receivable,
          common stock .................................            -                -            3,533                -
      Proceeds from exercise of stock options ..........        3,075            2,026            3,750           10,335
      Purchase of treasury stock .......................       (6,761)          (5,604)          (9,960)          (5,604)
                                                             --------         --------         --------         --------
Net cash provided by (used in) financing activities ....       (7,858)         (22,481)           3,889           14,781

Effect of exchange rate changes on cash ................         (201)          (1,033)          (2,111)          (3,243)
                                                             --------         --------         --------         --------

Increase (decrease) in cash and cash equivalents .......        1,686           (7,059)           5,750            5,197

Cash and cash equivalents at beginning of period .......       32,647           34,384           28,583           22,128
                                                             --------         --------         --------         --------

Cash and cash equivalents at end of period .............     $ 34,333         $ 27,325         $ 34,333         $ 27,325
                                                             ========         ========         ========         ========



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